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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE


                    GREKA ANNOUNCES STOCK REPURCHASE PROGRAM

         July 5, 2001. NEW YORK, NEW YORK - Greka Energy Corporation (NASDAQ/NM:GRKA), an international, profitable, vertically-integrated oil and gas producer, today announced that its Board of Directors authorized a repurchase program for the Company to buy back up to 10% of its outstanding shares of common stock, subject to market conditions, through open market purchases or privately negotiated transactions at times and prices deemed appropriate by management as permitted by securities laws.

         Mr. Randeep S. Grewal, Chairman, CEO & President, stated, "The continued strength of Greka's financial performance provides us with the agility to implement this stock repurchase program. Our confidence in Greka's continued operating and financial successes allows us to execute this new program simultaneously with our discretionary Capex plan. The Board and management consider the stock undervalued, and believe this program would be accretive to shareholder value."

Greka is an integrated company focused on exploiting E&P opportunities and penetrating new niche markets utilizing proprietary drilling technology. In addition to owning and operating an asphalt plant in California, the Company has oil and gas production, exploration and development activities in North America and the Far East, with primary areas of activity in California, Louisiana and China

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                   Safe Harbor for Forward Looking Statements

Except for historical information contained herein, the statements in this Release are forward-looking statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, volatility of oil prices, product demand, market competition, risks inherent in the Company's international operations, imprecision of reserve estimates, the availability of additional oil and gas assets for acquisition on commercially reasonable terms, and the Company's ability to replace and exploit its existing oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10-K/A and in the Company's other filings with the Securities and Exchange Commission.

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For more information, please contact: Richard A. L'Altrelli  ral@grekaenergy.com  (212) 218-4680
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